EXHIBIT 10.1

CYBERONICS, INC. 2009 STOCK PLAN

1.           Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional stock incentives to Employees, Directors and Consultants, and
•	to promote the success of the Company.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Appreciation Rights, Restricted Stock and Other Share-Based Awards may also be granted under the Plan.

2.           Definitions.  As used herein, the following definitions shall apply:

“Administrator” means with respect to Awards granted to Employees and Consultants, the Compensation Committee of the Board, and with respect to Awards granted to Directors, the Directors.

“Applicable Laws” means the requirements relating to the administration of stock plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock or Other Share-Based Award grant made under the Plan.

“Award Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an Award.  The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Company” means Cyberonics, Inc., a Delaware corporation.

“Consultant” means a person who (i) is not a member of the Board or an Employee and (ii) is engaged by the Company, a Parent or a Subsidiary to render consulting or advisory services to such entity.

“Director” means a member of the Board who is not an Employee.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means a person who is a common law employee of the Company or a Parent or Subsidiary.

“Fair Market Value” means, as of any applicable date, the value of a Share determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such applicable date, as reported in The Wall Street Journal or such other source as the Administrator selects;

(ii)          If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock for such applicable date, as reported in The Wall Street Journal or such other source as the Administrator selects; or

(iii)         In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

With respect to items (i) and (ii) above, if the Common Stock was not traded or quoted on the applicable date, Fair Market Value shall be determined on the last day on which the Common Stock was traded or quoted prior to such applicable date, or, if deemed appropriate, such other date as may be determined by the Administrator, at its discretion.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award.

“Option” means a stock option granted pursuant to the Plan.

“Other Share-Based Award” means (i) a phantom stock unit, i.e., a notional Share, (ii) a Share that is paid to a Participant in lieu of cash compensation, or (iii) an award (other than an Option, SAR or Restricted Stock) the value of which is determined in whole or in part based on the Fair Market Value of a Share.  An Other Share-Based Award that is not vested on grant may be paid, on its vesting or exercise, in cash and/or in Shares, in the discretion of the Administrator and such Award may, in the discretion of the Administrator, include a dividend equivalent right, subject to such terms and conditions as the Administrator may provide in the Award Agreement.

“Parent” means a “parent corporation,” whether now or hereafter existing, of the Company, as defined in Section 424(e) of the Code.

“Participant” means a person who has an Award granted under the Plan.

“Plan” means the Cyberonics, Inc. 2009 Stock Plan.

“Prior Plans” means the Cyberonics, Inc. 2005 Stock Plan and the Cyberonics, Inc. Amended and Restated 1997 Stock Plan.

“Retire or Retirement” means, unless the Participant’s Award Agreement provides otherwise, a cessation of Service Provider status on or after reaching age 65 or, with the consent of the Administrator, after reaching age 60, for reasons other than death or Disability or a termination by the Company, Parent or Subsidiary for cause.

“Restricted Stock” means a Share granted under Section 11 of the Plan that is subject to vesting restrictions.

“Service Provider” means an Employee, Director or Consultant.  A Service Provider shall not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company, Parent or Subsidiary or (ii) transfers between locations of, or between, the Company, a Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of such an approved leave of absence is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  A change in status between being an Employee, Director or Consultant shall not terminate a Participant’s status as a Service Provider.  If an Employee’s or Consultant’s employer ceases to be a Subsidiary, such Participant shall cease to be a Service Provider on such date.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

“Stock Appreciation Right” or “SAR” means a right to acquire upon exercise of the SAR, Common Stock having an aggregate value equal to the then excess of the Fair Market Value of a Share over the exercise price of such SAR.

“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code, of the Parent or the Company and, other than for determining an individual’s status as an Employee for Incentive Stock Option purposes, shall include any non-corporate entity that is controlled, directly or indirectly, by the Company or its Parent.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan and the following provisions of this Section, the maximum aggregate number of Shares which may be delivered pursuant to Awards under the Plan (including Incentive Stock Options) is the sum of (i) 2,100,000 plus (ii) any Shares subject to awards under the Prior Plans that, after the effective date of this Plan, expire, or are forfeited or cancelled without having been exercised (if an option or stock appreciation right) or having become vested (if a restricted stock or other equity-based award); provided, however, Shares available for Awards under the Plan shall be reduced by 1.5 for each Restricted Share or Other Share-Based Award granted under the Plan.  The Shares may be authorized, but unissued, or reacquired Shares.

If an Award expires, is forfeited or cancelled without having been exercised (if an Option or Stock Appreciation Right) or vested (if a Restricted Stock or Other Share-Based Award) in full, the Shares then subject to such Award (multiplied by 1.5 if a Restricted Share or Other Stock-Based Award) shall become available for future grants under the Plan.  In addition, Shares subject to an Award that has been settled in cash, to the extent of such settlement, shall be returned to the Plan and shall again become available for future grants under the Plan (unless the Plan was terminated).  However, Shares that have been issued under the Plan upon the exercise or vesting of an Award and Shares tendered with respect to or withheld from an Award to pay the exercise price of an Award or the employer’s tax withholding obligations with respect to the Award shall not become available for future grants under the Plan.

4.           Administration of the Plan.

(a)           Administration.  The Plan shall be administered by the Administrator.

(b)           Powers of the Administrator.  Subject to the further provisions of the Plan, the Administrator shall have the authority in its discretion:

(i)           to determine the Fair Market Value of a Share;

(ii)          to select the Service Providers to whom Awards may be granted hereunder and the Awards to be granted to a Service Provider;

(iii)         to determine the number of Shares to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Awards may be exercised or become vested (which may be based on performance criteria), and, subject to Section 11(b), the vesting acceleration or waiver of forfeiture restrictions and any other restrictions or limitations regarding any Award (however, the Administrator may not accelerate the vesting of a Restricted Stock award or Other Share-Based Award granted to a “covered employee” that is intended to be “performance-based compensation” for purposes of Section 162(m), except upon such Participant’s termination due to death or Disability or upon a Change of Control), based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)         to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)        to prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(viii)       to allow Participants to satisfy the withholding tax obligations of the Company by electing, with Administrator approval, to have the Company withhold from the Shares to be issued upon exercise or vesting of an Award that number of Shares having a Fair Market Value equal to the tax amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.  Notwithstanding the foregoing, a Participant who is subject to Section 16b of the Securities Act of 1933, as amended, may, without Administrator approval, direct the Company to withhold Shares upon the exercise or vesting of an Award to satisfy the Company’s tax withholding obligations with respect to such Award; and

(ix)          to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all persons, including holders of Awards.

5.           Eligibility.  Awards may be granted to Service Providers except that Incentive Stock Options may be granted only to Employees.

6.           Limitations.

(a)           Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)           Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)           The following limitations shall apply to grants of Awards:

(i)           No Service Provider shall be granted, in any fiscal year of the Company, Options with respect to more than 300,000 Shares or SARs with respect to more than 500,000 Shares.

(ii)          No Service Provider may be granted, in any fiscal year of the Company, Restricted Stock Awards with respect to more than 100,000 Shares.

(iii)         No Service Provider may be granted in any fiscal year of the Company, Other Share-Based Awards with respect to more than 100,000 Shares.

(iv)         The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

7.           Term of Plan.  The Plan shall become effective upon its adoption by the Board, subject to its approval by the shareholders of the Company as provided in Section 19.  It shall continue in effect for a term of 10 years from such date of adoption unless terminated earlier under Section 15 of the Plan.

8.           Term of Options and Stock Appreciation Rights.  The term of each Option and Stock Appreciation Right shall be stated in the Award Agreement.  In the case of a Nonstatutory Stock Option, if the Award Agreement does not provide for a term, such term shall be 10 years from the date of grant.  In the case of an Incentive Stock Option, the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to an optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

9.           Option and Stock Appreciation Right Exercise Price and Consideration.

(a)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Appreciation Right (or cash payment in lieu of Shares) shall be determined by the Administrator, subject to the following:

(i)           In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Nonstatutory Stock Option or Stock Appreciation Right, the per Share or SAR exercise price shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value per Share on the date of grant.

(iii)          Notwithstanding the foregoing, replacement or substitution Options or Stock Appreciation Rights may be granted with a per Share or per SAR exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction, provided such replacement or substitution satisfies the requirements of Section 409A of the Code so as to not provide for a deferral of compensation under said Section.

(b)           Waiting Period and Exercise Dates.  At the time an Option or Stock Appreciation Right is granted, the Administrator shall fix the period within which the Option or Stock Appreciation Right may be exercised and shall determine any conditions which must be satisfied before the Option or Stock Appreciation Right may be exercised.

(c)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)            cash;

(ii)           check;

(iii)          promissory note;

(iv)          other Shares which (A) in the case of Shares acquired upon exercise of an Option, unless waived by the Administrator, have been owned by the optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender not exceeding the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)           consideration received by the Company under a “cashless-broker” exercise program implemented by the Company in connection with the Plan;

(vi)          a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored non-qualified deferred compensation program or arrangement;

(vii)         withholding Shares under the Award (other than an Incentive Stock Option) that otherwise would be deliverable to the Participant upon the exercise of the Award, i.e., a “netting”;

(viii)        any combination of the foregoing methods of payment; or

(ix)           such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable Laws.

10.           Exercise of Options or SARs.

(a)           Procedure for Exercise; Rights as a Shareholder.  Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement, which may include performance, service and/or other criteria.  Unless the Administrator provides otherwise, vesting of Options or SARs granted hereunder shall be tolled during any unpaid leave of absence.  An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the procedures established from time to time by the Administrator) from the person entitled to exercise the Option or SAR, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) making arrangements satisfactory to the Company for the withholding of all applicable taxes engendered by the exercise.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option or SAR.  The Company shall issue (or cause to be issued) such Shares promptly after the Option or SAR is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(b)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death, Retirement or Disability, the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent that the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for three months following the Participant’s termination, but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant.  If, on the date of termination, the Participant is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Option or SAR shall be automatically forfeited on such date and revert to the Plan.  If, after termination, the Participant does not exercise his or her Option or SAR within the time specified in the Award Agreement or herein, if applicable, the Option or SAR shall automatically terminate and the Shares covered by such Option or SAR shall revert to the Plan.

(c)           Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement).  Unless provided otherwise in the grant agreement, Options or SARs shall be fully vested upon the Participant’s ceasing to be a Service Provider due to Disability.  In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for three months following the Participant’s termination, but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement.

(d)           Death of Participant.  If a Participant dies while a Service Provider, the Option or SAR shall become automatically fully exercisable and may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option or SAR by bequest or inheritance.

(e)           Retirement.  If a Participant Retires while a Service Provider, the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement).  Unless provided otherwise in the Award Agreement, Options or SARs shall be fully vested upon the Participant’s ceasing to be a Service Provider due to Retirement.  In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for three months following the Participant’s termination, but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement.

11.           Restricted Stock and Other Share-Based Awards.

(a)           Grant.  Restricted Stock and Other Share-Based Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator makes a Restricted Stock and/or Other Share-Based Award grant under the Plan, it shall advise the Participant in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions (if any with respect to an Other Share-Based Award) related to the grant, including the number of Shares subject to the grant, and the price to be paid (if any) by the Participant.

(b)           Forfeiture Restrictions To Be Established by the Administrator.  Restricted Stock shall be subject to restrictions and automatic forfeitures (the “Forfeiture Restrictions”) as determined by the Administrator in its sole discretion.  Other Share-Based Awards may be subject to Forfeiture Restrictions as determined by the Administrator in its discretion.  The Administrator may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures or targets established by the Committee at the time of the grant (“Performance Measures”) that are based on (1) the price of a Share, (2) the Company’s earnings per share, (3) the Company’s sales, (4) the sales of a product or territory designated by the Administrator, (5) the net income (before or after taxes) of the Company or any Subsidiary or any business unit of the Company or any Subsidiary designated by the Administrator, (6) the net cash flow of the Company or any Subsidiary, (7) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any Subsidiary or any business unit of the Company or any Subsidiary designated by the Administrator, (8) the economic value added, (9) the return on stockholders’ equity achieved by the Company, or (10) the total stockholders’ return achieved by the Company, (ii) the Participant’s continuation as a Service Provider for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (iv) a combination of any of the foregoing.  The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company, Parent or any Subsidiary, division, or department thereof.  Each Other Share-Based Award that is subject to Forfeiture Restrictions and each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Administrator.  Notwithstanding the above, except as provided in Section 11(e) and Section 13(b), the vesting of a Restricted Stock or Other Share-Based Award may not occur prior to the first anniversary of the Award’s date of grant.

(c)           Other Terms and Conditions.  Common Stock subject to a Restricted Stock award shall be represented by a stock certificate registered in the name of the Participant.  Unless provided otherwise in an Award Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock award (or notional dividends with respect to an Other Share-Based Award), to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until any applicable Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the Shares until any applicable Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares until the applicable Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Administrator pursuant to the Award Agreement shall cause a forfeiture of the Award.

(d)           Payment for Restricted Stock.  The Administrator shall determine the amount and form of any payment to be made by a Participant upon the receipt of a Restricted Stock award, provided that in the absence of such a determination, a Participant shall not be required to make any payment with respect to a Restricted Stock award, except to the extent otherwise required by law.

(e)           Accelerations of Vesting of Restricted Stock and/or Other Share-Based Awards.  If a Participant ceases to be a Service Provider as a result of the Participant’s death, Disability or Retirement, unless provided otherwise in the Participant’s Award Agreement, each Restricted Stock and/or Other Share-Based Award shall automatically become fully vested and all restrictions applicable to such Award shall terminate as of such date.  Notwithstanding the preceding provisions of this paragraph, with respect to an Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) and was intended to be performance-based compensation under section 162(m) of the Code, such acceleration shall not apply to the Retirement of the Participant.

12.           Nontransferability of Awards.  Unless otherwise expressly permitted by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.  In no event may an Incentive Stock Option be transferable in a manner that would cause such Option to cease to be an Incentive Stock Option.

13.           Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which Awards have not been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the price per Share of Common Stock covered by each such outstanding Option or SAR, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award.

(b)           Change of Control.  In the event of a Change of Control (as defined below), each Option, SAR, Restricted Stock and Other Share-Based Award then outstanding shall automatically vest in full and all performance criteria, if any, applicable to any Award shall be deemed to have been met at the maximum level.  The Administrator shall notify the Participant in writing or electronically prior to the Change of Control that the Option or SAR shall be fully vested and exercisable for a period of 15 days from the date of such notice, or through the date of the Change of Control, if longer, and, subject to the following, the Option or SAR shall terminate upon the expiration of such period.  In addition to, or in lieu of, any other provision of the Plan, the Administrator may provide that all or some of the Options and SARs not exercised immediately prior to the Change of Control shall (x) terminate on such Change of Control, unless such Change of Control is described in clause (iv) below, (y) be assumed by the successor (or a parent thereof) in any such merger or other corporate transaction, or (z) be surrendered in exchange for equivalent substitution options or awards from the successor (or a parent thereof).  For purposes of this Plan, a “Change of Control” means the happening of any of the following events:

(i)           the acquisition by any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, Parent or a Subsidiary or a Company employee benefit plan, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)          the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or

(iii)         the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv)         a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of  the date the Plan was adopted, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent  Directors; or

(v)          the approval by the Board or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

14.           Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

15.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, no amendment may reduce the exercise price of outstanding Options or SARs without shareholder approval.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.           Conditions Upon Issuance of Shares

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the delivery of Shares, the Company may require the person acquiring such Shares to represent and warrant at the time of any such delivery that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the option of counsel for the Company, such a representation is required.

17.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.           Term of Plan.  The Plan shall be effective August 4, 2009, subject to approval of the Plan by the shareholders of the Company within 12 months after such date.  No Awards may be granted under the Plan prior to such shareholder approval.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.  The Plan shall terminate on the earliest of (i) August 4, 2019, (ii) the date no Shares remain available for Awards, or (iii) the date terminated by the Board; however, any Award granted prior to such termination, and the authority of the Administrator to amend or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.